As filed with the Securities and Exchange Commission on November 16, 2009

Investment Company Act File No. 811-22302

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM N-2

(Check appropriate box or boxes)

Registration Statement under the Investment Company Act of 1940 ☒
Amendment No. 2   ☒

Growth Capital Master Portfolio, LLC
(Exact name of Registrant as specified in Organizational Documents)

3801 PGA Blvd, Suite 555
Palm Beach Gardens, FL 33410
(Address of principal executive offices)

Registrant’s Telephone Number, including Area Code: (561) 746-8444

Ginny Neal
GenSpring Family Offices, LLC
3801 PGA Blvd, Suite 555
Palm Beach Gardens, FL 33410
(561) 746-8444
(Name and address of agent for service)

Copies to:
Jane A. Kanter, Esq.
Dechert LLP
1775 I Street, N.W.
Washington, DC 20006-2401

EXPLANATORY NOTE

This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “1940 Act”). However, interests in the Registrant have not been and are not being registered under the Securities Act of 1933, as amended (the “1933 Act”), since such interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act and the regulations thereunder. Investment in the Registrant may be made only by U.S. and non-U.S. investment companies and other investment vehicles that are “accredited investors” within the meaning of Regulation D under the 1933 Act or that the Registrant determines are eligible to invest in accordance with Regulation D under the 1933 Act. The Registrant may decline to accept any investment in its discretion. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any interest in the Registrant.

CONTENTS OF REGISTRATION STATEMENT

This registration statement of Growth Capital Master Portfolio, LLC (the “Master Portfolio”) contains the following documents:

Facing Sheet
Explanatory Note
Contents of Registration Statement
Part A
Part B
Part C
Signature Page
Exhibits

PART A

Responses to Items 1, 2, 3.2, 4, 5, 6 and 7 of Part A have been omitted pursuant to Paragraph 3 of Instruction G of the General Instructions to Form N-2.

Responses to certain Items required to be included in Part A of this Registration Statement are incorporated herein by reference from the Registration Statement on Form N-2 of Growth Capital Portfolio, LLC (“Feeder Portfolio”) (1940 Act File No. 22300), as filed with the Securities and Exchange Commission (“SEC”) on July 1, 2009 (“Feeder Portfolio’s Registration Statement on Form N-2”).

ITEM 3. FEE TABLE AND SYNOPSIS

The following table describes the fees and expenses that an investor that buys and holds interests in the Master Portfolio will pay. The table reflects all expected ordinary operating expenses of the Master Portfolio. The purpose of the table is to assist an investor in understanding the various costs and expenses that an investor in the Master Portfolio will bear.

Investors in the Master Portfolio will also bear any asset-based and performance-based fees and other expenses incurred by the Master Portfolio as an investor in the underlying investment vehicles in which the Master Portfolio invests its assets (except separately managed accounts). For a more complete description of the various fees and expenses of the Master Portfolio, see sections “Summary of Fees and Expenses” and “Portfolio Expenses” in the Feeder Portfolio’s Private Placement Memorandum included in the Feeder Portfolio’s Registration Statement on Form N-2.

Annual Expenses (as a percentage of net assets of the Master Portfolio):

Management Fee	None
Other Expenses(1)	0.15%
Acquired Fund Fees and Expenses(2)	4.00%
Total Annual Expenses	4.15%
_______________
(1)
Other Expenses are based on estimated amounts for the current fiscal year and reflect all expected ordinary operating expenses of the Master Portfolio, the administration fees, custodian fees and expenses, Board of Directors’ fees and Board of Directors’ and officers’ insurance, and expenses in connection with the offering of the Master Portfolio’s interests. Certain transaction fees and administrative fees and other expenses applicable to feeder portfolios that invest in the Master Portfolio are applied at the feeder portfolio level rather than at the Master Portfolio level.

(2)
The Master Portfolio also bears a portion of the asset-based fees, performance or incentive fees or allocations and other expenses as an investor in underlying investment vehicles (“Investment Vehicles”). The “Acquired Fund Fees and Expenses” reflect the estimated aggregate amount of the fees and expenses of the Investment Vehicles for the current fiscal year and may substantially change over time and, therefore, significantly affect “Acquired Fund Fees and Expenses.” In addition, the Investment Vehicles held by the Master Portfolio will also change, further impacting the calculation of the “Acquired Fund Fees and Expenses.” Generally, asset-based fees payable to investment managers of the Investment Vehicles will range from 1% to 2.5% (annualized) of the net asset value of the Master Portfolio’s investment in the Investment Vehicle. In addition, some of the Investment Vehicles charge performance-based incentive allocation or fee, which generally range from 10% to 20% of an Investment Vehicle’s net profits, although it is possible on occasion that such ranges may be higher for certain Investment Vehicle.

Example

You would pay the following expenses on a $1,000 investment in the Master Portfolio, assuming a 5% annual return:

1 year	3 years	5 years	10 years
$42	$126	$212	$433

The example is based on the fees and expenses set out above and should not be considered a representation of future expenses. Actual expenses may be greater or less than those shown.

Moreover, the rate of return of the Master Portfolio may be greater or less than the hypothetical 5% return used in the example. The Master Portfolio cannot provide assurance that it will achieve a 5% return, or any return, on its investments. A greater rate of return than that used in the example would increase the amount of certain fees and expenses.

ITEM 8. GENERAL DESCRIPTION OF THE REGISTRANT

The Master Portfolio is registered under the 1940 Act as a closed-end, non-diversified management investment company. The Master Portfolio was organized as a limited liability company under the laws of the State of Delaware on May 1, 2009. The Master Portfolio is a “master” fund within what is known in the investment company industry as a “master-feeder” structure. Within this structure, one or more feeder funds invest all or substantially all of their investable assets in a Master Portfolio. The feeder funds’ investment objectives are the same as those of the Master Portfolio. Information about the Master Portfolio and the master-feeder structure of which it forms a part is incorporated herein by reference from sections “The Portfolio’s Structure” in the Feeder Portfolio’s Private Placement Memorandum included in the Feeder Portfolio’s Registration Statement on Form N-2.

Interests in the Master Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of, and/or Regulation D under, the 1933 Act. Investments in the Master Portfolio generally may be made only by U.S. and non-U.S. investment companies or other investment vehicles that are both “accredited investors” within the meaning of Regulation D under the 1933 Act and “qualified clients,” as defined in Rule 205-3 under the Investment Advisers Act of 1940, as amended (“Advisers Act”). The Master Portfolio may decline to accept any investment in its discretion. This Registration Statement, as amended, does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

Information on the Master Portfolio’s investment objective, strategies and policies, the kinds of securities in which the Master Portfolio principally invests, other investment practices of the Master Portfolio and the risk factors associated with investments in the Master Portfolio are incorporated herein by reference from the sections “Investment Objective and Approach,” “Investment Policies and Restrictions,” “Types of Investments and Related Risks” and “Other Risks” in the Feeder Portfolio’s Private Placemen Memorandum included in the Feeder Portfolio’s Registration Statement on Form N-2.

ITEM 9. MANAGEMENT

A description of how the business of the Master Portfolio is managed is incorporated herein by reference from the sections “Management of the Portfolio,” “The Adviser,” “Investment Advisory Agreement,” “Administrator,” “Custodian” and “Portfolio Expenses” in the Feeder Portfolio’s Private Placement Memorandum included in the Feeder Portfolio’s Registration Statement on Form N-2. The following list identifies the specific sections of the Feeder Portfolio’s Private Placement Memorandum under which the information required by Item 9 of Form N-2 may be found; each listed section is incorporated herein by reference.

Item 9.1(a)	Management of the Portfolio – Board of Directors; Directors and Officers
Item 9.1(b)	The Adviser and Investment Advisory Agreement
Item 9.1(c)	The Adviser

Item 9.1(d)	Administrator
Item 9.1(e)	Custodian
Item 9.1(f)	Portfolio Expenses
Item 9.1(g)	Brokerage
Item 9.2(a)	Not Applicable
Item 9.2(b)	Not Applicable
Item 9.2(c)	Not Applicable
Item 9.2(d)	Not Applicable

GenSpring Family Offices, LLC (“Adviser”) serves as the manager and investment adviser to the Master Portfolio under the supervision of the Master Portfolio’s Board of Directors (“Board”). The Adviser is registered as an investment adviser under the Advisers Act and is a limited liability company formed under the laws of the State of Florida. The Adviser is located at 3801 PGA Blvd, Suite 555, Palm Beach Gardens, FL 33410. The Adviser is a subsidiary of SunTrust Banks, Inc (“SunTrust”), a financial holding company.

ITEM 9.3. CONTROL PERSONS

The Feeder Portfolio, a Delaware limited liability company, and Growth Capital Cayman Portfolio LDC, a Cayman Islands limited duration company (“Offshore Portfolio”), each invests substantially all of its assets in the Master Portfolio. The Feeder Portfolio and the Offshore Portfolio, in the aggregate, own 99.99% of the beneficial interests of the Master Portfolio (the Adviser holds a de minimus interest). The Offshore Portfolio is controlled by Growth Capital TEI Portfolio, LLC, a Delaware limited liability company, which invests substantially all of its assets in the Offshore Portfolio and acts as the managing member of the Offshore Portfolio. The Master Portfolio may, in the future, accept investments from other feeder funds as well. Additional information about control persons of the Master Portfolio is incorporated herein by reference from section “Outstanding Securities” in the Feeder Portfolio’s and the Growth Capital TEI Portfolio, LLC’s Private Placement Memorandum included in each Portfolio’s respective Registration Statement on Form N-2.

ITEM 10. CAPITAL STOCK, LONG-TERM DEBT, AND OTHER SECURITIES

ITEM 10.1. CAPITAL STOCK

The Master Portfolio is organized as a limited liability company under the laws of the State of Delaware and intends to be classified as a partnership for income tax purposes. An investor that acquires an interest in the Master Portfolio (“Member”) will agree to be bound by, and its rights in the Master Portfolio will be established and governed by, the Limited Liability Company Agreement dated May 14, 2009 (as amended from time to time, the “LLC Agreement”), which is included as an exhibit to this Registration Statement. The following is a summary description of certain provisions of the LLC Agreement. The description of such provisions is not definitive and is qualified in its entirety by reference to the LLC Agreement.

The beneficial interests in the Master Portfolio are divided into interests (“Interests”). The amount of Interests in the Master Portfolio is unlimited. All Interests issued by the Master Portfolio are fully paid and nonassessable. Members have no preemptive or other rights to subscribe to any additional Interests or other securities issued by the Master Portfolio.

The Board is vested with the right, power and authority to do all things necessary to carry out the investment objective and business of the Master Portfolio. Members in their capacity as such have no right to participate in the management or control of the Master Portfolio and may not act for or bind the Master Portfolio. Members have the right to vote only (i) for the election of Directors; (ii) with respect to any amendment of the LLC Agreement, to the extent and as set forth therein; and (iii) with respect to such additional matters relating to the Master Portfolio as may be required by the LLC Agreement, applicable law, or as the Board may consider necessary or desirable. The Board may call a meeting of Members to fill any vacancy in the position of a Director, and must do so within 60 days after any date on which Directors who were elected by the Members cease to constitute a majority of the Board then serving.

With respect to any matter, each Member has the right to cast a number of votes based on the value of the Member’s investment percentage at a meeting of Members called by the Board or by Members holding at least a majority of the total number of votes eligible to be cast. Members may vote in person or by proxy. Only matters set forth in the notice of a meeting may be voted on by Members at a meeting.

Prospective investors may be admitted as Members to the Master Portfolio as set forth in the LLC Agreement upon, among other things, execution and delivery of the Master Portfolio’s investor application or certification, or without such execution and delivery, if the prospective investor through its action, including payment for an Interest, complies with the conditions of becoming a Member and agrees to be bound by the terms of the LLC Agreement. The Board may in its sole discretion reject any subscription for Interests. The Board may suspend subscriptions for Interests at any time. Interests will be issued only in transactions not requiring registration under the 1933 Act.

The Master Portfolio shall be dissolved by an affirmative vote by: (1) the Board or (2) Members holding at least two-thirds (2/3) of the total number of votes eligible to be cast by all Members; or upon the failure of Members to elect successor Directors at a meeting called by the Manager when no Director remains to continue the business of the Master Portfolio; or as required by operation of law. Upon the occurrence of any event of dissolution, the Board or the Adviser, acting as liquidator under appointment by the Board (or another liquidator, if the Board does not appoint the Adviser to act as liquidator or is unable to perform this function), are charged with winding up the affairs of the Master Portfolio and liquidating its assets. Upon the liquidation of the Master Portfolio, its assets would be distributed (1) first to satisfy the debts, liabilities and obligations of the Master Portfolio (other than debts to Members) including actual or anticipated liquidation expenses, (2) next to repay debts owing to the Members, and (3) finally to the Members proportionately in accordance with the balances in their respective capital accounts. Assets may be distributed in kind on a pro rata basis if the Board or liquidator determines that the distribution of assets in kind would be in the interests of the Members in facilitating an orderly liquidation.

The Master Portfolio may merge or consolidate with or into one or more limited liability companies formed under the Delaware Limited Liability Company Act (“Delaware Act”) or other business entities pursuant to an agreement of merger or consolidation which has been approved in the manner contemplated by Section 18-209(b) of the Delaware Act. The Master Portfolio may sell, lease or exchange all or substantially all of the Master Portfolio’s property upon such terms and conditions when and as authorized by the Board.

No Member or other person holding an Interest or a portion thereof has the right to require the Master Portfolio to redeem its Interest or a portion thereof. No public market exists for the Interests and none is expected to develop. Consequently, Members may not be able to liquidate their investment other than as a result of repurchases of Interests by the Master Portfolio. The Board, from time to time, in its sole discretion and on such terms and conditions as it may determine, may cause the Master Portfolio to repurchase Interests or portions thereof pursuant to written tenders. The Board expects that the Master Portfolio will offer to repurchase Interests from Members on a semi-annual basis in order to permit the Feeder Portfolio, the Offshore Portfolio and other feeder funds to conduct repurchase offers for their interests. However, there is no assurance that the Board will, in fact, decide to undertake any repurchase offer. The Master Portfolio will repurchase Interests or portions thereof only on terms fair to the Master Portfolio and all Members.

ITEM 10.2. LONG-TERM DEBT

Not applicable.

ITEM 10.3. GENERAL

Not applicable.

ITEM 10.4. TAXES

Information on the taxation of the Master Portfolio is incorporated by reference from the section “Tax Aspects” in the Feeder Portfolio’s Private Placement Memorandum included in the Feeder Portfolio’s Registration Statement on Form N-2.

ITEM 10.5. OUTSTANDING SECURITIES

(1) Title of Class	(2) Amount Authorized	(3) Amount Held by Registrant or for its Own Account	(4) Amount Outstanding Exclusive of Amount Shown Under (3), as of September 30, 2009
Limited Liability Company Interests	Unlimited	N/A	$648,578,546

ITEM 10.6. SECURITIES RATINGS

Not applicable.

ITEM 11. DEFAULTS AND ARREARS ON SENIOR SECURITIES

Not applicable.

ITEM 12. LEGAL PROCEEDINGS

Not applicable.

ITEM 13. TABLE OF CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION

Not applicable.

PART B

Part B of this Registration Statement of PNC Master Portfolio should be read in conjunction with Part A. Capitalized terms used in this Part B and not otherwise defined have the meanings given them in Part A of this Registration Statement.

Responses to certain Items required to be included in Part B of this Registration Statement are incorporated herein by reference from the Feeder Portfolio’s Registration Statement on Form N-2.

ITEM 14. COVER PAGE

Not applicable.

ITEM 15. TABLE OF CONTENTS

Not applicable.

ITEM 16. GENERAL INFORMATION AND HISTORY

Not applicable.

ITEM 17. INVESTMENT OBJECTIVE AND POLICIES

Information on the fundamental investment restrictions and the non-fundamental investment policies and restrictions of the Master Portfolio, the types of securities bought and investment techniques used by the Master Portfolio and certain risks attendant thereto, as well as other information on the Master Portfolio’s investment program, is incorporated by reference from the sections “Investment Objective and Approach,” “Types of Investments and Related Risks,” “Investment Policies and Restrictions” and “Other Risks” in the Feeder Portfolio’s Private Placement Memorandum included in the Feeder Portfolio’s Registration Statement on Form N-2.

ITEM 18. MANAGEMENT

Information about the Directors and officers of the Master Portfolio, their roles in the management of the Master Portfolio, the compensation of the Directors, and the committees of the Board of the Master Portfolio is incorporated by reference from the sections “Management of the Portfolio” and “Codes of Ethics” in the Feeder Portfolio’s Private Placement Memorandum included in the Feeder Portfolio’s Registration Statement on Form N-2.

ITEM 19. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

The Feeder Portfolio and the Offshore Portfolio each invests substantially all of its assets in the Master Portfolio and, in the aggregate, own 99.99% of the Interests. Because the Feeder Portfolio and the Offshore Portfolio may be deemed to control the Master Portfolio, the Feeder Portfolio and the Offshore Portfolio may take actions affecting the Master Portfolio without the approval of any other investor. The addition of other investors in the Master Portfolio may alter the Feeder Portfolio’s and the Offshore Portfolio’s ability to control the Master Portfolio.

Each of the Feeder Portfolio and the Offshore Portfolio has informed the Master Portfolio that whenever it is requested to vote on any proposal of the Master Portfolio, it will seek voting instructions from its interest holders on such proposal and, if required, will hold a meeting of the interest holders, and will cast its vote as instructed by its interest holders. It is anticipated that any other investor in the Master Portfolio would follow the same or a similar practice.

The address of the Feeder Portfolio and the Offshore Portfolio is the same as that of the Master Portfolio.

As of date of this memorandum, no Director or officer of the Master Portfolio owned any Interests.

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ITEM 20. INVESTMENT ADVISORY AND OTHER SERVICES

Information on the investment management and other services provided for or on behalf of the Master Portfolio is incorporated herein by reference from the following sections in the Feeder Portfolio’s Private Placement Memorandum included in the Feeder Portfolio’s Registration Statement on Form N-2; each section is incorporated herein by reference.

Item 20.1 (a)	The Adviser
Item 20.1 (b)	The Adviser
Item 20.1 (c)	Investment Advisory Agreement
Item 20.2	The Adviser; Investment Advisory Agreement
Item 20.3	Not Applicable
Item 20.4	Investment Management Agreements; Administrator; and Custodian
Item 20.5	Not Applicable
Item 20.6	Custodian
Item 20.7	Accountants and Legal Counsel
Item 20.8	Not Applicable

ITEM 21. PORTFOLIO MANAGERS

Information concerning the Adviser’s compensation structure, other accounts managed by the Adviser, potential conflicts of interest and the Adviser’s security ownership is incorporated herein by reference from the section “The Adviser” and “Conflicts of Interest” in the Feeder Portfolio’s Private Placement Memorandum included in the Feeder Portfolio’s Registration Statement on Form N-2.

ITEM 22. BROKERAGE ALLOCATION AND OTHER PRACTICES

A description of the Master Portfolio’s brokerage allocation and other practices is incorporated herein by reference from the section “Brokerage” in the Feeder Portfolio’s Private Placement Memorandum included in the Feeder Portfolio’s Registration Statement on Form N-2.

ITEM 23. TAX STATUS

Information on the taxation of the Master Portfolio is incorporated by reference from the section “Tax Aspects” in the Feeder Portfolio’s Private Placement Memorandum included in the Feeder Portfolio’s Registration Statement of Form N-2.

ITEM 24. FINANCIAL STATEMENTS

Not Applicable.

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PART C:
OTHER INFORMATION

GROWTH CAPITAL MASTER PORTFOLIO, LLC (the “Portfolio”)

Item 25. Financial Statements and Exhibits

(1)	Not applicable.

(2)	Exhibits:

(a)(1)	Certificate of Formation of Limited Liability Company*.

(a)(2)	Form of Limited Liability Company Agreement – filed herewith.

(b)	Not applicable.

(c)	Not applicable.

(d)	Refer to Exhibit (2)(a).

(e)	Not applicable.

(f)	Not applicable.

(g)	Form of Investment Advisory Agreement between the Portfolio, Growth Capital Portfolio, LLC and Growth Capital TEI Portfolio, LLC and GenSpring Family Offices, LLC*

(h)	Not applicable.

(i)	Not applicable.

(j)(1)	Form of Global Custodial Services Agreement between the Portfolio and Citibank, N.A.*

(j)(2)	Form of Amendment to Global Custodial Services Agreement between the Portfolio and Citibank, N.A.*

(k)(1)	Form of Services Agreement between the Portfolio, Growth Capital Portfolio, LLC and Growth Capital TEI Portfolio, LLC and Citi Fund Services Ohio, Inc.*

(k)(2)	Form of Compliance Services Agreement between the Portfolio, Growth Capital Portfolio, LLC and Growth Capital TEI Portfolio, LLC and Citi Fund Services Ohio, Inc.*

(l)	Not applicable.

(m)	Not applicable.

(n)(1)	Consent of Dechert LLP*

(o)	Not applicable.

(p)	Not applicable.

(q)	Not applicable.

(r)(1)	Rule 17j-1 Code of Ethics of the Portfolio, Growth Capital Portfolio, LLC and Growth Capital TEI Portfolio, LLC.*

(r)(2)	Rule 17j-1 Code of Ethics of GenSpring Family Offices, LLC.*

* As filed in the initial registration statement on May 29, 2009, and incorporated by reference herein

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Item 26. Marketing Arrangements

Not Applicable.

Item 27. Other Expenses of Issuance and Distribution

Not Applicable.

Item 28. Persons Controlled by or Under Common Control With Registrant

The following entities may be considered to be under common control with the Registrant at the time of this filing: Growth Capital Portfolio, LLC; and Growth Capital TEI Portfolio, LLC. Each of these entities has a Board of Directors that is identical in composition to the Board of Directors of the other entity and the Registrant.

Item 29. Number of Holders of Securities

As of September 30, 2009, the number of record holders of interests in the Registrant was three.

Item 30. Indemnification

ARTICLE III, Section 3.7 of the Portfolio’s form of Limited Liability Company Agreement states as follows:

(a)           To the fullest extent permitted by law, the Portfolio shall, subject to Section 3.7(b) hereof, indemnify the Manager (including for this purpose each officer, director, member, partner, principal, employee or agent of, or any Person who controls, is controlled by or is under common control with, the Manager and the Manager’s respective executors, heirs, assigns, successors or other legal representatives), its officers and each Director (and his respective executors, heirs, assigns, successors or other legal representatives) (each such person an “indemnitee”) against all losses, claims, damages, liabilities, costs and expenses, including, but not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and reasonable counsel fees, incurred in connection with the defense or disposition of any action, suit, investigation or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative or legislative body, in which such indemnitee may be or may have been involved as a party or otherwise, or with which such indemnitee may be or may have been threatened, while in office or thereafter, except to the extent that such loss, claim, damage, liability, cost or expense shall have been finally determined in a judicial decision on the merits from which no further right to appeal may be taken in any such action, suit, investigation or other proceeding to have been incurred or suffered by such indemnitee by reason of willful misfeasance, bad faith or gross negligence of the duties involved in the conduct of such indemnitee’s office. The rights of indemnification provided under this Section 3.7 shall not be construed so as to provide for indemnification of a Director for any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of this Section 3.7 to the fullest extent permitted by law.

(b)           Expenses, including reasonable counsel fees, so incurred by any such indemnitee (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties), may be paid from time to time by the Portfolio in advance of the final disposition of any such action, suit, investigation or proceeding upon receipt of an undertaking by or on behalf of such indemnitee to repay to the Portfolio amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized under this Section 3.7; provided, that (i) such indemnitee shall provide security for such undertaking, (ii) the Portfolio shall be insured by or on behalf of such indemnitee against losses arising by reason of such indemnitee’s failure to fulfill such undertaking, or (iii) a majority of the Directors (excluding any Director who is either seeking advancement of expenses hereunder or is or has been a party to any other action, suit, investigation or proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for advancement of expenses hereunder) or independent legal counsel in a written opinion determines based on a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe such indemnitee ultimately will be entitled to indemnification.

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(c)           As to the disposition of any action, suit, investigation or proceeding (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication or a decision on the merits by a court, or by any other body before which the proceeding shall have been brought, that an indemnitee is liable to the Portfolio or its Members by reason of willful misfeasance, bad faith or gross negligence of the duties involved in the conduct of such indemnitee’s office, indemnification shall be provided pursuant to Section 3.7(a) hereof if:

(i)           approved as in the best interests of the Portfolio by a majority of the Directors (excluding any Director who is either seeking indemnification hereunder or is or has been a party to any other action, suit, investigation or proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for indemnification hereunder) upon a determination based upon a review of readily available facts (as opposed to a full trial-type inquiry) that such indemnitee acted in good faith and in the reasonable belief that such actions were in the best interests of the Portfolio and that such indemnitee is not liable to the Portfolio or its Members by reason of willful misfeasance, bad faith or gross negligence of the duties involved in the conduct of such indemnitee’s office, or

(ii)           the Board secures a written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry) to the effect that such indemnification would not protect such indemnitee against any liability to the Portfolio or its Members to which such indemnitee would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence of the duties involved in the conduct of such indemnitee’s office.

(d)           Any indemnification or advancement of expenses made pursuant to this Section 3.7 shall not prevent the recovery from any indemnitee of any such amount if such indemnitee subsequently is determined in a final judicial decision on the merits in any action, suit, investigation or proceeding involving the liability or expense that gave rise to such indemnification or advancement of expenses to be liable to the Portfolio or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee’s office. In (i) any suit brought by an indemnitee (or other person entitled to indemnification hereunder) to enforce a right to indemnification under this Section 3.7 it shall be a defense that, and (ii) in any suit in the name of the Portfolio to recover any indemnification or advancement of expenses made pursuant to this Section 3.7 the Portfolio shall be entitled to recover such expenses upon a final adjudication that, the indemnitee under this Section 3.7 has not met the applicable standard of conduct set forth in this Section 3.7. In any such suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made pursuant to this Section 3.7, the burden of proving that the indemnitee is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this Section 3.7 shall be on the Portfolio (or any Member acting derivatively or otherwise on behalf of the Portfolio or its Members).

(e)           An indemnitee may not satisfy any right of indemnification or advancement of expenses granted in this Section 3.7 or to which such indemnitee may otherwise be entitled except out of the assets of the Portfolio, and no Member shall be personally liable with respect to any such claim for indemnification or advancement of expenses.

(f)           The rights of indemnification provided hereunder shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law. Nothing contained in this Section 3.7 shall affect the power of the Portfolio to purchase and maintain liability insurance on behalf of the Manager, any Director, the Adviser or other person.

Item 31. Business and Other Connections of Investment Adviser

Information as to the members of the board and officers of GenSpring Family Offices, LLC, the Registrant’s investment adviser (“Adviser”), together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the members of the board and officers of the Adviser in the last

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two years, is included in its application for registration as an investment adviser on Form ADV (File No. 801-56752) filed under the Investment Advisers Act of 1940 and is incorporated herein by reference thereto.

Item 32. Location of Accounts and Records

All accounts, books, and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the rules promulgated thereunder are maintained at the offices of (1) the Registrant and its Adviser, (2) the Registrant’s Custodian, and (3) the Registrant’s Administrator. The address of each is as follows:

1.	The Portfolio and GenSpring Family Offices, LLC
3801 PGA Blvd., Suite 555
Palm Beach Gardens, FL 33410

2.	Citibank, N.A.
388 Greenwich Streeet
New York, NY 10013

3.	Citi Fund Services Ohio, Inc.
Citi Fund Services Ohio, Inc.
3435 Stelzer Road
Columbus, OH 43219

Item 33. Management Services

Not applicable.

Item 34. Undertakings

Not applicable.

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SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens in the State of Florida on the 16th day of November, 2009.

GROWTH CAPITAL MASTER PORTFOLIO, LLC

By:	/s/ Ginny R. Neal
Name: Ginny R. Neal
Title: Secretary